===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          COOPER CAMERON CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:





Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                        [PHOTOGRAPH ART APPEARS HERE]
                                                          [COOPER CAMERON LOGO]
Where Tradition and Technology Come Together

                            2001 Proxy Statement and
                            Notice of Annual Meeting
                                of Stockholders

                                              Sheldon R. Erikson
                                              Chairman of the Board,
[Cooper Cameron Logo]                         President and Chief Executive
                                              Officer

To the Stockholders of Cooper Cameron Corporation:

   You are cordially invited to attend the Annual Meeting of Stockholders of Cooper Cameron Corporation to be held on Thursday, May 10, 2001, at the Omni Houston Hotel, Four Riverway, Houston, Texas, commencing at 10 a.m., local time. A report on Cooper Cameron will be presented at the meeting, followed by a question and answer session.

   You will find information regarding the matters to be voted on at the meeting in the formal Notice of Meeting and Proxy Statement which are included on the following pages of this booklet.

   We know that most of our stockholders will be unable to attend the Annual Meeting in person. The Board of Directors of our Company therefore is soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please vote your shares via the Internet, by telephone, or by mail as soon as possible so that your shares will be voted at the meeting. Instructions on how to vote can be found in the accompanying Proxy Statement.

   Thank you for your continued support and interest in Cooper Cameron.

                                          Very truly yours,

                                          /s/ Sheldon R. Erikson
                                          Sheldon R. Erikson

                                              COOPER CAMERON CORPORATION
[Cooper Cameron Logo]                         515 Post Oak Blvd., Suite 1200
                                              Houston, Texas 77027

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time                     10:00 a.m. on May 10, 2001

Place                    Omni Houston Hotel, Four Riverway, Houston, Texas

Items of Business        1. Elect two members to Class III of the Board of
                            Directors
                         2. Transact such other business as may properly come
                            before the Meeting or any adjournment thereof.

Record Date              March 14, 2001

Annual Report            The Annual Report for the year ended December 31,
                         2000, which is not a part of the proxy solicitation material, has been mailed along with this Notice and accompanying Proxy Statement.

Proxy Voting             Stockholders of record may appoint proxies and vote
                         their shares in one of three ways:
                         . via Internet pursuant to the instructions on the
                           proxy card,
                         . calling the toll-free number on the enclosed proxy
                           card, or
                         . signing, dating and mailing the enclosed proxy card
                           in the envelope provided.

                         Stockholders whose shares are held by a bank, broker or other financial intermediary may appoint proxies and vote as provided by that bank, broker or intermediary.

                         Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ William C. Lemmer
                                          William C. Lemmer
                                          Vice President, General Counsel and
                                           Secretary
                                          March 23, 2001

                               TABLE OF CONTENTS

CONTENTS                                                                     PAGE

General Information For Stockholders                                           1

Proposals                                                                      3
  Election of Directors--Proposal Number 1 on the Proxy Card                   3
    Nominees                                                                   3

Information Concerning the Board of Directors                                  3
  The Role of the Board                                                        3
  Board and Committee Meeting Attendance                                       3
  Board Committees                                                             3
  Audit Committee Report                                                       4
  Principal Accounting Firm Fees                                               5
  Stock Ownership Guidelines                                                   6
  Directors' Compensation                                                      6
  The Nominees and Continuing Directors                                        7

Security Ownership of Management                                               9

Executive Compensation                                                        10
  Compensation Committee Report on Executive Compensation                     10
  Stockholder Return Performance Graph                                        13
  Executive Compensation Tables                                               14
    Summary Compensation Table                                                14
    Option/SAR Grants in 2000 Table                                           15
    Aggregated Option/SAR Exercises in 2000 and 12/31/2000 Option/SAR Values
     Table                                                                    16
    Pension Plan Table                                                        16
  Employment, Termination and Change of Control Arrangements                  17

Other Business                                                                18

Other Information                                                             19
  Security Ownership of Certain Beneficial Owners                             19
  Section 16(a) Beneficial Ownership Reporting Compliance                     20
  Independent Public Accountants                                              20
  Stockholder Nominations and Proposals for the 2001 Annual Meeting           20
  Stockholder Proposals for Inclusion in the 2002 Proxy Statement             21

Solicitation of Proxies                                                       21


Annual Report to Stockholders and Annual Report on Form 10-K                  21

Audit Committee Charter                                                      A-1

                          COOPER CAMERON CORPORATION

                                PROXY STATEMENT
                                    for the
                        ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 10, 2001


   This Proxy Statement and the accompanying proxy/voting instruction card ("proxy card") are being furnished to stockholders of record of Cooper Cameron Corporation ("Company") by the Company's Board of Directors ("Board") in connection with its solicitation of proxies to be used at the 2001 Annual Meeting of Stockholders, scheduled to be held on May 10, 2001, or any adjournments thereof ("Meeting"). This Proxy Statement and the accompanying proxy card will be mailed to stockholders beginning March 23, 2001.

GENERAL INFORMATION FOR STOCKHOLDERS
                                                  -----------------------------

Who is entitled to vote?

   Owners of shares of Cooper Cameron common stock ("Common Stock") on March 14, 2001 may vote.

   Participants in the Cooper Cameron Corporation Retirement Savings Plan and the Company-sponsored Individual Account Retirement Plans (collectively, "Retirement Plans") may give voting instructions to the Retirement Plans' trustees with respect to the number of equivalent shares credited to their account.

What is to be voted on?

   The election of two directors to the Board, and

   Any other business that may properly come before the Meeting, though the election is the only scheduled item or items of which the Company was given required notice.

How does the Board recommend shares be voted?

   The Board recommends that stockholders vote FOR each of the director nominees.

How can shares be voted?

   Shares of Common Stock can be voted in person at the Meeting or can be voted, or voting instructions given to the Retirement Plans' trustees, by proxy in one of three ways, the instructions for which are on the proxy card:

  .  by Internet

  .  by telephone

  .  by signing, dating and returning a proxy card.

How will votes be counted?

   Votes will be counted as directed except

  . when a signed proxy card is returned with no choice indicated, in which case shares will be voted as recommended by the Board unless the shares are held in one or more of the Cooper Cameron Retirement Plans, which shares will be voted in the same proportion as the other shares in the Retirement Plans have been voted; and

  . if a proposal, other than the election of directors, is properly presented for consideration at the Meeting, the persons named in the proxy card will exercise their discretion in voting on the proposal.

What is the effect of abstentions and broker non-votes?

   Any stockholder who does not desire to vote on any proposal may abstain from voting by marking the appropriate space on the proxy card or by following the telephone or Internet instructions. However, shares voted as abstaining and shares with respect to which there are "broker non-votes" will be counted as present for both the purpose of establishing a quorum and the purpose of determining the number of votes needed for approval of any proposal before the Meeting other than the election of directors. A "broker non-vote" occurs when a beneficial owner of stock held by a bank, broker or other financial intermediary does not give instructions to such intermediary on how the shares should be voted and the intermediary exercises its discretionary authority under the rules of the New York Stock Exchange to vote on one or more, but not all, of the proposals.

What vote is required for approval?

   Provided a quorum is present, directors are elected by a plurality of the votes cast by the shares entitled to vote and present at the Meeting. Therefore, the two nominees for director receiving the highest number of votes cast will be elected. Abstentions, broker non-votes and shares not voted will have no effect.

   Other proposals that may be voted on will be decided by the majority of the votes cast by the shares entitled to vote at the Meeting which are present at the Meeting. Abstentions and broker non-votes will have the effect of a negative vote since all matters other than the election of directors require the affirmative vote of a majority of shares which are present and entitled to vote at the Meeting to be approved.

What constitutes a quorum?

   If a majority of the shares of Common Stock entitled to vote at the Meeting are present at the Meeting, whether present in person or represented by proxy, a quorum is established. A quorum is required to transact business.

What shares will be considered "present" at the Meeting?

   The shares voted at the Meeting and shares for which properly signed proxy cards have been returned or which were properly voted by Internet or telephone will be counted as "present" for purposes of establishing a quorum and determining the number of votes needed for approval of any proposal before the Meeting other than the election of directors, which is decided by a plurality of votes cast if a quorum is present.

How can a proxy be revoked?

   A proxy can be revoked at any time prior to a vote at the Meeting by

  .  notifying the Secretary of the Company in writing, or

  .  signing and returning a later-dated proxy.

How many shares can be voted?

   As of March 14, 2001, the record date, there were 54,108,721 shares of common stock outstanding and entitled to be voted.

When and where will a list of stockholders be available?

   A list of stockholders of record will be available for examination at the Company's office during ordinary business hours for a period of ten days prior to the Meeting.

PROPOSALS
              -----------------------------------------------------------------

Election of Directors--Proposal Number 1 on the Proxy Card

   The Company's Certificate of Incorporation provides for a Board of Directors of between five and fifteen members (with seven being the number currently authorized) divided into three classes. The term of each class of directors is normally three years, and the term of one class expires each year in rotation, so that approximately one-third of the Board is elected each year. The term of the Class III directors expires at this year's Meeting at which the stockholders will elect new Class III directors. The current Class III directors are: Michael E. Patrick and Michael J. Sebastian. Mr. Sebastian will retire in conjunction with the 2001 Meeting in accordance with the Company policy of not standing for reelection after reaching age 70.

Nominees

   The Board has nominated Messrs. Lamar Norsworthy and Michael E. Patrick for election and re-election, respectively, as Class III directors for a three-year term expiring at the Annual Meeting of Stockholders in 2004, or when their successors are elected and qualified.

   If either of the nominees is unable to serve, which is not anticipated, the remaining Board members may nominate another person, elect a substitute, or, alternatively, reduce the size of the Board, all in accordance with the Company's Certificate of Incorporation.

   The Board recommends that stockholders vote FOR each of the nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS
                                                              -----------------

The Role of the Board

   The business and affairs of the Company are governed in accordance with the provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, and are managed under the direction of the Board. The directors are informed of the Company's business and affairs through Board and Board Committee meetings, background and informational presentation materials provided them on a regular basis, meetings with officers and employees of the Company, and outside advisors.

Board and Committee Meeting Attendance

   During 2000, the Board held five meetings and the Committees, described below, held a total of six meetings. Attendance for all such meetings was 100 percent.

Board Committees

   There are two permanent Committees of the Board, the Audit Committee and the Compensation Committee. The Board, acting as a Committee of the whole, serves as the Nominating Committee. Both the Audit and Compensation Committees are composed entirely of independent directors. An "independent director," as the term is used here, and as it is used by the Securities and Exchange Commission and the New York Stock Exchange, means a director who is not a present or former employee of the Company and who has no meaningful financial or personal tie to the Company or its management other than through share ownership or his or her position as a director. Membership of the Committees is as follows:

                    AUDIT                                     COMPENSATION
                    -----                                  -------------------
               Nathan M. Avery                             C. Baker Cunningham
             Michael E. Patrick                              Grant A. Dove*
            Michael J. Sebastian*                            David Ross III

* Chair

   Compensation Committee. The Compensation Committee supervises and administers the compensation and benefits policies, practices and plans of the Company. The principal functions of the Committee include:

  . reviewing the Company's overall compensation policy, including compensation philosophy and strategy, short- and long-term incentive plans and programs, stock ownership plans, and employee benefit plans;

  . reviewing and recommending to the Board the compensation and benefits to be paid or provided to the Board of Directors;

  . reviewing the performance of the Chief Executive Officer and recommending to the Board the compensation to be paid to the Chief Executive Officer and approving the compensation to be paid to the other executive officers; and

  . reviewing and recommending to the Board employment agreements, termination agreements and severance policies and agreements.

   The Compensation Committee Report on Executive Compensation can be found on pages 10-12 of this Proxy Statement. During 2000, the Committee held four meetings.

   Audit Committee. The Audit Committee provides assistance to the directors in fulfilling their responsibilities relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. The Committee monitors the adequacy and effectiveness of the Company's accounting processes, financial controls, reporting systems and compliance program. The principal functions of the Committee include:

  . recommending the selection of independent accountants, and approving the scope, timing and fees of the annual audit and non-audit services to be provided by the independent accountants;

  . meeting with management and with the independent accountants to review the scope, procedures and results of the audit, the appropriateness of accounting principles and disclosure practices, and the adequacy of the Company's financial and auditing personnel and resources;

  . reviewing the scope and character of the internal audit function, plans and significant findings, and the Company's internal controls, including computerized information systems control and security;

  . reviewing the Company's financial statements and earnings releases prior to filing;

  . reviewing significant changes in accounting standards, legal and regulatory matters that may impact the financial statements, compliance policies and programs, including the Company's conflict of interest and ethical conduct policy (Standards of Conduct Policy); and

  . conferring independently with the internal auditors and the independent accountants in carrying out the functions.

   The Audit Committee Report immediately follows, and the Audit Committee Charter is set out in Appendix A to this Proxy Statement. During 2000, the Committee held two meetings.

Audit Committee Report

   The Audit Committee of the Cooper Cameron Board of Directors (the "Committee") is composed of three directors, independent and otherwise qualified as required by the New York Stock Exchange, and operates under a written charter approved by the Board of Directors that is reviewed at least annually by the Committee. The Committee recommends to the Board of Directors the selection of the Company's outside accountants, currently Ernst & Young LLP.

   Management is responsible for the Company's internal controls and the financial reporting process. The outside accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

   In this context, the Committee held two meetings during 2000 and met in February 2001 for the specific purpose of reviewing the consolidated financial statements for the year ended December 31, 2000. In addition, the Chairman of the Committee met with management prior to the issuance of the Company's quarterly report on Form 10-Q for the first and second quarters of 2000 and had a telephonic meeting with management and the Company's outside accountants prior to the issuance of the press release covering the Company's earnings for the fourth quarter and full year ending December 31, 2000. The full Committee reviewed the third quarter Form 10-Q as part of its November 2000 meeting. At the February 2001 meeting, management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP. The Committee also discussed with Ernst & Young LLP matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees) including their judgments about the quality of the Company's accounting principles, estimates and financial statements.

   The Committee was provided the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) by Ernst & Young LLP and discussed their independence with them.

   Based on the Committee's discussion with management and Ernst & Young LLP and the Committee's review of the representation of management and the report of Ernst & Young LLP to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE,
                                          Michael J. Sebastian, Chairman
                                          Michael E. Patrick
                                          Nathan M. Avery

Principal Accounting Firm Fees

   The following table sets forth the U.S. dollar equivalent fees billed or to be billed by the Company's principal accounting firm, Ernst & Young LLP for services rendered for the year ended December 31, 2000.

  SERVICES                                                        AMOUNT
-------------------------------------------------------------------------------
  Audit Fees.................................................... $426,532

  Audit Related Fees............................................ $810,561(a)

  Financial Information Systems
   Design and Implementation Fees............................... $    -0-

  All Other Fees                                                 $255,761(b)(c)



(a) Includes fees for pension audits, local country statutory audits, recordkeeping and filing assistance, accounting consultation, internal audit outsourcing and SEC registration statement reviews for the year ended December 31, 2000.
(b)  Includes international tax return filing and consulting services.
(c) The Audit Committee has considered whether the provision of these services is compatible with maintaining the accounting firm's independence.

Stock Ownership Guidelines

   The Company established stock ownership guidelines for its directors, officers and certain key employees in 1996. The Board adopted these guidelines in order to align the economic interests of the directors, officers and key employees of the Company with those of the stockholders and further focus the future direction of the Company on enhancing stockholder value. Under these guidelines, within three years of their election, outside directors are expected to own $100,000 worth of the Company's Common Stock and officers and certain key employees, a total of 55 persons, are expected to own Common Stock having a market value between one and five times their base salary, depending on their job category. These guidelines have been met or exceeded by 100% of the directors and 100% of the officers and key employees.

Directors' Compensation

   The following table displays the components of outside director compensation. Employee directors receive no compensation for serving on the Board or its Committees.

  COMPENSATION                                                     AMOUNT/NUMBER
--------------------------------------------------------------------------------
  Annual Board Retainer...........................................      $30,000

  Annual Option Grant............................................. 6,000 shares

  Board/Committee Meeting Fee.....................................       $1,000


   Under the provisions of the Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), approved at the 1999 Annual Meeting of Stockholders, directors may elect to receive, in lieu of the Annual Board Retainer, stock options or a combination of cash and options. All of the current directors have elected to receive stock options in lieu of all their Annual Board Retainers through the year 2001. Pursuant to the formula in the Directors' Plan, each director received option grants in lieu of the Annual Board Retainer during the past three years as follows: during 1998, options for 5,800 shares with respect to 1998 and 4,290 shares with respect to 1999; during 1999, options for 4,290 shares with respect to 2000; and during 2000, options for 4,290 shares with respect to 2001. During 2000, options for a total of 25,740 shares of Company Common Stock were granted pursuant to the options-in-lieu feature of the Directors' Plan.

   Options granted to non-employee directors pursuant to the annual grant as well as the options-in-lieu feature have an exercise price equal to the fair market value of the Company's common stock on the date of grant, become fully exercisable on the first anniversary of the effective date of the grant, and expire five years after the effective date of the grant, subject to prior termination, all pursuant to the terms of the Directors' Plan. The effective date for options-in-lieu granted for the years 1999 and earlier was the date of the annual meeting of stockholders for that year, and for those granted for the year 2000 and later it is the first day of the year for which the grant is made. The effective date for the annual grant options for each of the last three years was the date of the annual meeting of shareholders. The exercise price for the options-in-lieu granted for the years 1998 through 2001 are $67.00, $67.00, $42.6875 and $53.72, and for the annual grant options for 1998 through 2000 are $67.00, $36.66 and $77.875.

   The maximum number of shares to be issued under the Directors' Plan and the number of shares subject to option are subject to adjustment in the event of stock splits or other changes in the Cooper Cameron capital structure.

   Under the Directors' Deferred Compensation Plan, adopted in 2001, each non-employee director serving on the board for five or more years and who (i) does not stand for reelection in compliance with the Company policy of not so doing after reaching age 70 or because he or she was not recommended by the Board,
(ii) is not reelected by the stockholders, or (iii) dies while a director, will earn a benefit equal to five times the annual retainer in effect for directors at the time of termination of his or her board service. The benefit will be paid in a lump sum when he or she ceases to be a director.

The Nominees and Continuing Directors

   The names of the nominees for director and of the continuing directors, their principal occupations during the past five years, other directorships held, and certain other information are set out below, in order of their classification.

NOMINEES STANDING FOR ELECTION

                  CLASS III -- TERM ENDING 2004 (IF ELECTED)

LAMAR NORSWORTHY

   Not an incumbent director. Age 54. Chairman of the Board and Chief Executive Officer of Holly Corporation, an independent petroleum refiner, since 1988. He is a director of Triton Energy Limited, the Dallas Museum of Natural History, and Zale Lipsky University Hospital, and is a member of the Board of Visitors of M. D. Anderson Cancer Center.

MICHAEL E. PATRICK

   Director since 1996. Age 57. Vice President and Chief Investment Officer of Meadows Foundation, Inc. since 1995. He was a Managing Director and Partner with M.E. Zukerman Energy Advisors from 1994 to 1995 and served as Executive Vice President, Chief Financial Officer and a director of Lomas Financial Corporation, as well as President and Chief Operating Officer of two Lomas subsidiaries, Lomas Mortgage USA and Lomas Information Systems, Inc., from 1992 through 1993. The Lomas companies were engaged in mortgage banking, information systems and real estate. Previously, he was Executive Vice Chancellor for Asset Management for the University of Texas System from 1984 to 1991. He is a director of BJ Services Company and the RGK Foundation and a trustee of St. Edward's University.

DIRECTORS CONTINUING IN OFFICE

                          CLASS I -- TERM ENDING 2002

GRANT A. DOVE

   Director since 1995. Age 72. Managing Partner of Technology Strategies and Alliances, which performs strategic planning and investment banking services, since 1991. He was Chief Executive Officer of Microelectronics and Computer Technology Corporation from 1987 to 1991. From 1982 until 1987 he was Executive Vice President of Texas Instruments Incorporated and, prior to that, Senior Vice President. He is a director of Inet Technologies, Inc., Intervoice Brite, Inc., Intrusion.com and Netpliance, Inc. He also serves on the boards of several private companies, including Spotcast Communications and as Chairman of VocalData. He is the retired Chairman of Optek Technology and former Chairman of the National Security Industrial Association.

DAVID ROSS III

   Director since 1995. Age 60. Adjunct professor and member of the Board of Overseers of the Jesse H. Jones Graduate School of Administration at Rice University since 1979. From 1987 until 1993, he was Chairman and Chief Executive Officer of the Sterling Consulting Group, a firm providing analytical research, planning and evaluation services to companies in the oil and gas industry. Between 1984 and 1987, he was a principal in the Sterling Group, a firm engaged in leveraged buyouts, primarily in the chemical industry, and Camp, Ross, Santoski & Hanzlik, Inc., which provided planning and consulting services to the oil and gas industry. He is a director of Nuevo Energy Company.

                          CLASS II -- TERM ENDS 2003

NATHAN M. AVERY

   Director since 1995. Age 66. He was Chairman of the Board and Chief Executive Officer of Galveston-Houston Company, a company specializing in the manufacturing of products to serve the oilfield industry from 1977 to December 2000 when it was sold to Komatsu, Ltd. He was also Chairman of the Board and Chief Executive Officer of TransCoastal Marine Services, Inc., a marine construction company, from 1998 to 2000. Prior to that he was Chairman of the Board of Directors of Bettis Corporation, an actuator company, until 1996, when Bettis Corporation merged with Daniel Industries, Inc., and was a director and member of the Executive Committee of Daniel Industries until June 1999, when Daniel Industries merged with Emerson Electric Co.

C. BAKER CUNNINGHAM

   Director since 1996. Age 59. Chairman of the Board, President and Chief Executive Officer of Belden Inc., a wire, cable and fiber optic products manufacturing company, since 1993. He served in positions of increasing responsibility with Cooper Industries, Inc., a diversified manufacturer, marketer and seller of electrical products, tools and hardware from 1970 to 1993, including Executive Vice President, Operations from 1982 to 1993.

SHELDON R. ERIKSON

   Chairman of the Board of the Company since 1996, President and Chief Executive Officer and director since 1995. Age 59. He was Chairman of the Board from 1988 to 1995, and President and Chief Executive Officer from 1987 to 1995, of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing. Previously, he was President of the Joy Petroleum Equipment Group of Joy Manufacturing Company. He is a director of Triton Energy Limited, Spinnaker Exploration Company, Layne Christensen Co. and NCI Building Systems. He also serves on the board of directors of the National Ocean Industries Association and the Petroleum Equipment Suppliers Association.

SECURITY OWNERSHIP OF MANAGEMENT
                                              ---------------------------------

   The following table sets forth, as of December 31, 2000, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission ("SEC")) by each current director and nominee for director, by each executive officer named in the Summary Compensation Table included herein who is not also a director, and by all directors and executive officers as a group. For information regarding the Company's stock ownership guidelines for directors and executive officers, see "Information Concerning the Board of Directors--Stock Ownership Guidelines."

                                                     Number of Shares
                                        Number of       That May Be
                                        Shares of   Acquired By Options Percent
                                         Common     Exercisable Within    of
         Directors and Nominee         Stock Owned      60 Days (1)(2)   Class
-------------------------------------------------------------------------------
  Nathan M. Avery.....................     2,296(3)         20,380          *

  C. Baker Cunningham.................     8,846            65,380          *

  Grant A. Dove.......................    12,815            74,380          *

  Sheldon R. Erikson..................   511,904(4)        466,721        1.8

  Lamar Norsworthy (5)................     3,500(6)              0          *

  Michael E. Patrick..................     2,000            25,030          *

  David Ross III......................     9,796            26,380          *

  Michael J. Sebastian................    18,426            39,334          *
  Executive Officers Named in the
   Summary Compensation
   Table Other Than Those Listed
   Above:
  Thomas R. Hix.......................    89,285(4)        255,761          *

  A. John Chapman.....................    23,175(4)         31,873          *

  Dalton L. Thomas....................    38,571(4)        106,397          *

  William C. Lemmer...................     3,503(4)         14,667          *

  All directors, the director nominee
   and executive officers as a group
   (16 persons including those named
   above).............................   798,136(4)      1,289,409       3.86

 * Indicates ownership of less than one percent of Common Stock outstanding.
(1) As defined by the SEC, securities beneficially owned include securities that the above persons have the right to acquire at any time within 60 days after December 31, 2000.
(2) Includes shares under option that have been earned pursuant to either (i) waiver of directors' fees by the directors or (ii) waiver of salary by executive officers. Such options are not forfeitable or cancelable, expire five years from the effective date and become exercisable one year from effective date.
(3) Includes 2,170 shares owned by family members as to which beneficial ownership is disclaimed.
(4) Includes shares held in the Cooper Cameron Corporation Retirement Savings Plan as of December 31, 2000.
(5) Mr. Norsworthy is a director nominee.
(6) Stock owned as of March 15, 2001.

EXECUTIVE COMPENSATION
                               ------------------------------------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

   The Compensation Committee of the Board of Directors (the "Committee") administers the compensation of the Company's executive officers, including its Chief Executive Officer. The Committee is comprised of three directors, Messrs. C. Baker Cunningham, Grant A. Dove and David Ross III, who are neither officers nor employees of the Company. The principal functions of the Committee are listed on page 4 under the heading "Board Committees."

   The Company's primary objective is to increase stockholder value over time. To accomplish this objective, the overall goal of the Committee is to develop executive compensation policies which are consistent with and linked to the Company's strategic business objectives. It is the policy of the Committee to compensate executive officers based on their responsibilities and experience, the achievement of specific business objectives and established goals and the Company's long-term performance. The Committee has received advice from a compensation consulting firm as to comparable compensation for executives similarly situated as part of the Committee's analysis. The compensation of the Chief Executive Officer and the other executive officers consists of a base salary, an annual bonus opportunity and stock option awards.

Base Salary and Annual Incentive Awards

   Each of the Company's executive officers receives a base salary, or, in the alternative, receives options in lieu of all or a portion of his or her target salary, and has an opportunity to earn a bonus under the Company's Management Incentive Compensation Plan (the "MICP"). Decisions regarding base salaries are made based upon individual performance, job responsibilities, experience and competitive practice determined by compensation surveys. The Compensation Committee's policy is to target base salaries at or below peer industry medians and place a significant portion of targeted total annual compensation at risk tied to performance-based MICP objectives. The MICP is designed to motivate and reward key management employees whose efforts impact the performance of the Company and its divisions and subsidiaries through the achievement of financial performance targets and, in some instances, individual performance objectives. The Committee is responsible for approving the financial performance targets that are used to determine awards made under the MICP. Performance targets are based upon proposals submitted to the Committee by the Chief Executive Officer which, in turn, reflect the Company's annual operating plan. The targets which may, under the MICP, be used by the Committee are: earnings before interest, taxes, depreciation and amortization (EBITDA); return on equity (ROE); return on sales; return on capital; cash flow; earnings; bookings; revenues; return on net capital employed (RONCE); stock price performance; and, economic value added (EVA). A target award percentage of base or peer industry median salary is established for each position eligible to participate in the MICP. Annual incentives were awarded to 270 employees for 2000 performance. The Committee is mindful of the unusual variances that occur in today's financial arena in running corporations such as the Company. The Committee may take into account unusual items when applying the MICP targets to the actual results. Such items would include acquisitions, divestitures, recapitalizations, restructurings and other similar unforeseeable events. The Committee also considers industry-wide market conditions and peer performance.

Long-Term Incentives

   It is the policy of the Board to provide executives with incentives that are tied to the long-term performance of the Company. For this purpose, the Committee has granted stock options to the named executive officers and other key management personnel pursuant to the Company's Long-Term Incentive Plan. The Committee determined the number of options granted to each individual based on actual compensation and assumptions relating to stock price. The stock options were granted with an exercise price equal to fair market value on the date of grant. The options have a ten-year expiration date and one-third becomes exercisable one year after the grant date, another one-third becomes exercisable two years after the grant date and they become fully exercisable three years after the grant date. In addition, executive officers may elect to receive stock options in lieu of all or a portion of their annual salary. The options granted in lieu of salary vest and become fully exercisable at the end of the year for which they are awarded and have a four-year exercise period thereafter. In the event an employee terminates his or her employment before vesting, the options will vest on a pro rata basis, and in the event of an employee's death or disability, the options will vest immediately. The Committee reviews each year whether employees who elect to receive stock options in lieu of salary should be reimbursed for benefits lost pursuant to their participation in this program.

   The Committee believes that the stock option program ties the individual executive's compensation to the Company's performance and directly links the executive's personal interests to the interests of the Company and its stockholders. The Options in Lieu of Salary Program has provided increased capital appreciation opportunities for executive officers in a manner directly linked to stockholder value while causing the executive officers to substantially invest in the stock's performance. The Committee periodically reviews the Options in Lieu of Salary Program to determine its effectiveness and appropriateness and will recommend to the Board the degree, if any, to which the Committee believes it should be modified.

Compensation of the CEO

   Mr. Erikson currently has a base salary of $600,000, which the Committee, based on a review of the compensation levels of chief executive officers of companies of comparable size in similar businesses, believes to be below the median salary level of such executives. He also received a bonus in the amount of $627,394 for 2000. For 2001, Mr. Erikson is eligible to receive a bonus based primarily on a formula which targets 90 percent of his peer industry medium salary and adjusts it to reflect Company performance against EBITDA and ROE targets established by the Committee. Mr. Erikson elected to convert the equivalent of one year's base salary to stock options under the Options in Lieu of Salary Program for each of the years from 1995 through 1999 and for the year 2001. The number of options granted to Mr. Erikson under this program for 2001 was 55,814. These options become fully exercisable at the end of the year in which they are earned.

   The Committee believes that the total options awarded to Mr. Erikson under the Long-Term Incentive Plan are competitive with options granted to CEOs of comparable companies. Through the stock option award, a large percentage of Mr. Erikson's compensation is tied directly to corporate performance and return to stockholders.

Tax Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of annual compensation that may be deducted by the Company in any year with respect to the Company's Chief Executive Officer and each of its other four most highly compensated executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limitation, and is, therefore, deductible.

   Options granted under the Company's Amended and Restated Long-Term Incentive Plan and bonuses paid pursuant to the Management Incentive Compensation Plan generally will qualify as performance-based compensation and should be deductible. The Company intends to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, and, therefore, the Committee and/or the Board may from time to time, in circumstances it deems appropriate, award compensation in addition to these option grants and bonus payments that may not be deductible.

Summary

   The Committee believes that the total executive compensation program should link compensation to corporate and individual performance. The Committee will continue to review the compensation of the CEO and other executive officers on an annual basis.

                                          COMPENSATION COMMITTEE,
                                          Grant A. Dove, Chairman
                                          C. Baker Cunningham
                                          David Ross III

Stockholder Return Performance Graph

   Set forth below is a line graph showing the cumulative total stockholder return on Company Common Stock from December 29, 1995 to December 29, 2000, and comparing it with the cumulative total return over the same period of the Standard & Poor's Composite-500 Stock Index and the S&P Oil & Gas (Drilling & Equipment) Index. In each case, cumulative total return is calculated assuming a fixed investment of $100 on December 29, 1995.



                                    [Graph]

                         Dec. 29, Dec. 31, Dec. 31, Dec. 31, Dec. 31, Dec. 31,
                           1995     1996     1997     1998     1999     2000
                         -------- -------- -------- -------- -------- --------
Cooper Cameron..........  100.0    215.49   343.66   138.03   275.70   372.18
S&P 500.................  100.0    120.26   157.66   199.57   238.54   214.36
S&P Oil & Gas (Drilling
 & Equipment)...........  100.0    139.18   211.57   119.36   160.73   216.39

Executive Compensation Tables

   The following table presents information for the last three years concerning compensation paid to, or accrued for, the Chief Executive Officer, and the other four most highly compensated executive officers of the Company during the last year (such officers other than the Chief Executive Officer, collectively referred to as the "other named executive officers").

                          SUMMARY COMPENSATION TABLE


                                      Annual Compensation          Long-Term Compensation Awards (1)
                                 ------------------------------    ---------------------------------
                                                                     Securities
     Name and Principal          Salary           Other Annual       Underlying       All Other
          Position          Year  $ (2)  Bonus $ Compensation $    Options/SARs # Compensation $ (3)
----------------------------------------------------------------------------------------------------
  Sheldon R. Erikson        2000 525,000 627,394    106,784(4)        705,433           66,566
   Chairman, President and  1999     -0- 792,099     90,775(4)        330,452           15,315
   Chief Executive Officer  1998     -0- 196,875     62,931(4)        459,096           41,380

  Thomas R. Hix             2000 265,000 151,716     69,412(4)        257,408           25,154
   Senior Vice President    1999     -0- 235,123     44,960(4)         46,383            5,838
   of Finance and Chief     1998     -0-  63,000     19,987(4)        135,875           12,504
   Financial Officer

  A. John Chapman           2000 200,000 212,835        *(5)           33,951           14,443
   Vice President and
    President,              1999 175,000  90,000        *(5)           35,000            8,937
   Cooper Cameron Valves    1998 185,000 128,871        *(5)           42,539           15,757
   Division

  Dalton L. Thomas          2000 265,000  90,808    170,607(4)(6)     110,285           24,554
   Vice President and       1999     -0- 211,200     32,206(4)         44,000            5,845
   President, Cameron
    Division                1998  55,000  90,988    361,403(4)(6)     129,329           42,101(7)

  William C. Lemmer (8)     2000 235,000 105,985        *(5)           33,702           27,567(9)
   Vice President, General  1999 111,324  74,129        *(5)           74,000            9,063(9)
   Counsel & Secretary

(1) Columns dealing with "Restricted Stock Awards" and "LTIP Payouts" have been omitted since no restricted stock awards or LTIP payouts were awarded to the named executives.
(2) Certain of the named executive officers were granted non-qualified stock options in lieu of salary for the periods January 1, 1998 through December 31, 1998, and January 1, 1999 through December 31, 1999 under the Cooper Cameron Stock Options in Lieu of Salary Program approved by the Board. Under the Program, certain officers and key management elected to receive a percentage of base pay in non-qualified stock options under the Company's Amended and Restated Long-Term Incentive Plan ("LTIP").
(3) The figures in this column for 1998, 1999 and 2000 include the Company's contributions to the Cooper Cameron Corporation Retirement Savings Plan, the Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan and amounts paid by the Company for excess life insurance and basic life premiums for 2000.
(4) Includes cash or deferred payment for loss of benefits due to participation in the Options in Lieu of Salary Program.
(5) Perquisites and other personal benefits paid or distributed did not exceed the lesser of $50,000 or 10 percent of this individual's total salary and bonus.
(6) Mr. Thomas was Vice President, Eastern Hemisphere for Cameron until July 1998 and was located in the United Kingdom. As a result of his overseas assignment, the Company was obligated to reimburse him for certain foreign and U.S. income taxes. Included in this amount is reimbursement for foreign and U.S. taxes of $306,167 for 1998 and $95,528 for 2000.
(7) Included in this amount is reimbursement for relocation expenses of $33,969 for Mr. Thomas.
(8) Mr. Lemmer joined the Company as an officer in July 1999.
(9) Included in this amount is reimbursement for relocation expenses of $3,630 for 1999 and $12,140 for 2000.

   The following table presents information concerning the grant of options during 2000 to the Chief Executive Officer and the other named executive officers.

                           OPTION/SAR GRANTS IN 2000

                                        Individual Grants
                            -------------------------------------------
                             Number of     Percent
                             Securities   of Total  Exercise
                             Underlying    Options  or Base               Grant
                            Options/SARs   Granted   Price                Date
                              Granted        to       Per                Present
                             (number of   Employees  Share   Expiration   Value
            Name             shares)(1)    in 2000    (2)       Date     ($)(3)
---------------------------------------------------------------------------------
  Sheldon R. Erikson.......    56,920(4)     2.3    49.875    7/1/2002    966,393
                               27,588(4)     1.1    49.875   10/9/2008    565,289
                               44,564(4)     1.8    49.875   10/9/2008    913,134
                              148,139        6.0    53.72    11/13/2010 3,269,443
                                1,861        0.1    53.72    11/13/2010    41,072
                               55,814(5)     2.3    53.72     1/1/2006  1,231,821
                                4,731(4)     0.2    63.00     1/1/2002     88,530
                              101,858(4)     4.1    63.00     1/1/2003  2,395,802
                              135,809(4)     5.5    63.00     5/8/2007  3,515,104
                               49,712(4)     2.0    63.00     7/1/2002  1,056,663
                               78,437(4)     3.2    78.9375   5/8/2007  2,543,743

  Thomas R. Hix............    39,739        1.6    53.72    11/13/2010   877,044
                                1,861        0.1    53.72    11/13/2010    41,072
                               26,047(5)     1.1    53.72     1/1/2006    574,860
                               48,891(4)     2.0    63.00     1/1/2003  1,149,965
                               35,115(4)     1.4    63.00     7/4/2005    908,871
                                8,491(4)     0.3    65.8125  10/9/2008    229,581
                               18,828(4)     0.8    65.8125  10/9/2008    509,073
                               78,436(4)     3.2    78.9375   5/8/2007  2,543,711

  A. John Chapman..........    27,439        1.1    53.72    11/13/2010   605,581
                                1,861        0.1    53.72    11/13/2010    41,072
                                4,651(5)     0.2    53.72     1/1/2006    102,648

  Dalton L. Thomas.........    13,055(4)     0.5    49.875    7/1/2002    221,649
                               13,375(4)     0.5    49.875    1/1/2003    251,319
                               39,739        1.6    53.72    11/13/2010   877,044
                                1,861        0.1    53.72    11/13/2010    41,072
                               13,000(5)     0.5    53.72     1/1/2006    286,911
                                6,227(4)     0.3    79.9375   5/8/2007    204,502
                                7,789(4)     0.3    79.9375  10/9/2008    255,800
                               15,239(4)     0.6    79.9375  10/9/2008    500,467

  William C. Lemmer........    22,539        0.9    53.72    11/13/2010   497,438
                                1,861        0.1    53.72    11/13/2010    41,072
                                9,302(5)     0.4    53.72     1/1/2006    205,296

(1) These shares were granted under the Company's Long-Term Incentive Plan.
(2) The exercise price of each option is equal to the fair market value of the Company's shares on the date of grant of the option. The exercise price may be paid in cash, or, in certain instances, by tendering already owned Cooper Cameron Common Stock having a fair market value on the date of exercise equal to the exercise price, except as noted in footnote (4).

(3) The grant date present value is determined using the Black-Scholes option pricing model assuming an expected stock price volatility of .488, a risk-free interest rate of 5.8 percent, a weighted average expected option life of 3.4 years (or remaining time to expiration, if shorter) and no dividend yield. The actual value, if any, that may be realized will depend on the market price of the Company's Common Stock on the date of exercise. The dollar amounts shown are not intended to forecast possible future appreciation in the Company's stock price.
(4) These shares were granted under the reload feature of the Amended and Restated Long-Term Incentive Plan and vested in full on the date of grant. The exercise price of each option is equal to the previous day's closing price on the New York Stock Exchange of the Company's shares.
(5) These shares were granted under the Options in Lieu of Salary program, vest in full in one year and have a five-year term.

   The following table presents information concerning exercises of stock options during 2000 and the unexercised options held at the end of 2000 by the Chief Executive Officer and the other named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN 2000
                       AND 12/31/2000 OPTION/SAR VALUES

                                                    Number of Securities
                             Shares                Underlying Unexercised     Value of Unexercised
                           Acquired on   Value         Options/SARs at      In-the-Money Options/SARs
                            Exercise    Realized        12/31/00 (#)           at 12/31/00 ($) (1)
            Name               (#)        ($)     Exercisable Unexercisable Exercisable Unexercisable
-----------------------------------------------------------------------------------------------------
  Sheldon R. Erikson......  1,171,951  36,970,887   466,721      488,585     5,036,451    8,674,738

  Thomas R. Hix...........    379,488  16,163,461   255,761      138,981     1,458,259    3,008,637

  A. John Chapman.........     73,155   2,756,578    31,873       73,618       858,847    1,580,738

  Dalton L. Thomas........    145,581   5,080,417   106,397      105,934     1,534,101    2,213,154

  William C. Lemmer.......     10,000     423,763    14,667       83,035       342,841    1,688,476

(1) Values are based on the difference between the exercise price and the closing price of $66.0625 per share of Common Stock on the New York Stock Exchange on the last trading day of 2000.

   The following table presents information concerning the estimated annual retirement benefits payable to the Chief Executive Officer and the other four named executive officers under the Cooper Cameron Corporation Retirement Plan upon retirement at age 65.

                              PENSION PLAN TABLE

                                                              Year      Annual
                                                           Individual Estimated
                                                            Reaches   Benefit at
                            Name                             Age 65   Age 65 ($)
--------------------------------------------------------------------------------
  Sheldon R. Erikson......................................    2006     128,664

  Thomas R. Hix...........................................    2012     101,244

  A. John Chapman.........................................    2006      47,964

  Dalton L. Thomas........................................    2014     122,736

  William C. Lemmer.......................................    2009      33,060


   For each of the individuals shown in the Summary Compensation Table, the table above shows the year each attains age 65, and the projected annual pension benefit at age 65. The retirement benefit is based on a cash balance formula whereby the balance is increased each year by interest and salary credit. The salary credit is 4% of the executive's annual compensation up to the Social Security Wage Base and 8% for compensation over the Wage Base. The annual pension benefit is the annuity which can be provided by the cash balance account at retirement. The calculation is based on the following assumptions: benefits paid on a straight-life annuity basis; year 2000 annuity conversion factors, including an interest rate of 6.25%; year 2000 compensation projected each year based on the age-weighted salary scale used in the actuarial valuations (ranging from 3.8% to 3.0% in these calculations); an assumed 3% per annum increase in the Social Security Wage Base; and an interest crediting rate of 5.0%. Amounts under the Cooper Cameron Corporation Supplemental Excess Defined Benefit Plan are included in the Annual Estimated Benefit. Projected annual benefits change each year to reflect actual compensation and, in some years, changes in assumptions.

Employment, Termination and Change of Control Arrangements

   The Company has employment agreements containing certain termination and/or severance provisions with Messrs. Erikson and Hix. The Company also has an Executive Severance Policy for and Change of Control Agreements with other executive officers including Messrs. Chapman, Thomas and Lemmer.

   The agreements with Messrs. Erikson and Hix provide for specific terms of employment, including base salary, bonus and benefits over specified periods of time and for severance benefits and certain benefits should a Change of Control, as defined below, occur. The agreements were unanimously approved by the independent members of the Board of Directors.

   The agreement between the Company and Mr. Erikson has a term of three years, which is automatically extended on a monthly basis. The agreement provides that Mr. Erikson will receive a salary of not less than $525,000 a year and a bonus as provided under the Company's Management Incentive Compensation Plan or any other bonus plan adopted by the Board of Directors for executive officers; will participate in the Cooper Cameron Corporation Salaried Employees' Retirement Plan (a defined benefit plan) and the Long-Term Incentive Plan; and will be eligible to participate in the Cooper Cameron Corporation Retirement Savings Plan (a defined contribution plan), the Employee Stock Purchase Plan and any other plans generally available to employees of the Company during his employment. The agreement between the Company and Mr. Hix has substantially the same terms as those described above for Mr. Erikson, except that this agreement has a term of one year, which is automatically extended on a yearly basis. The agreement provides that Mr. Hix receives a salary of not less than $265,000 per year.

   If either of these executives terminates due to death, retirement, disability or without Good Reason, as defined below, or is terminated by the Company for cause, no salary or other benefits are payable under the Agreements. However, if termination occurs by discharge without cause or by the executive with Good Reason, Mr. Erikson is entitled to an amount equal to three times the sum of: the highest base pay during any of the last three years (or its equivalent if paid in compensation other than cash); the higher of the maximum bonus award that he could earn during the current year and the highest bonus he received during any of the three preceding years; and, the value at the time of grant of the highest stock option award he received during any of the five preceding years. Mr. Hix is entitled to two times base salary and bonus calculated in the same manner as in Mr. Erikson's agreement. He is also entitled to certain other payments relating to benefit plans applicable to all employees. "Good Reason" for termination includes any of the following events which occur without employee consent: a change in status, title(s) or position(s) as an officer of the Company which is not a promotion; a reduction in base salary; termination of participation in an ongoing compensation plan; relocation; failure of a successor to assume the agreement; termination by the Company other than as provided in the agreement; prohibition from engaging in outside activities permitted by the agreement; or any continuing material default by the Company in the performance of its obligations under the agreement.

   The agreements with Messrs. Erikson and Hix also provide for certain benefits in the event of a Change of Control. If Mr. Hix is discharged without cause or resigns for Good Reason in conjunction with a Change of Control, he is, in lieu of his termination benefits summarized above, entitled to a severance package which includes a payout equal to three times his base pay, bonus, and option grant, each calculated in accordance with the same provisions as found in Mr. Erikson's agreement described above. Both of these officers would also be entitled to accelerated vesting of options granted under the Company's Long-Term Incentive Program and the right to tender shares of Common Stock to the Company, including those acquired by the exercise of stock options following an accelerated vesting, in proportion to the total number of shares actually tendered and at the tender offer price or fair market value of any exchange security. These agreements also provide that if any payments made to the executive officer would cause the executive officer to be subject to an excise tax because the payment is a "parachute payment" (as defined in the Internal Revenue Code), then the Company will pay the executive officer an excise tax premium in a sufficient amount to make the executive officer whole with respect to any additional tax that would not have been payable but for the excise tax provision. A "Change of Control" of the Company will occur for purposes of these Agreements if (i) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding voting securities, other than through the purchase of voting securities directly from the Company through a private placement; (ii) the current members of the Board, or subsequent members approved by two-thirds of the current members, no longer comprise a majority of the Board; (iii) the Company is merged or consolidated with another corporation or entity and the Company's stockholders own less than 80% of the outstanding voting securities of the surviving or resulting corporation or entity; (iv) a tender offer or exchange offer is made and consummated by a person other than the Company for the ownership of 20% or more of the Company's voting securities; or (v) there has been a disposition of all or substantially all of the Company's assets.

   The Executive Severance Policy for other senior level executives, including Messrs. Chapman, Thomas and Lemmer, sets forth certain salary and benefit rights in the event of the termination of employment. The Executive Severance Policy provides for salary and benefit continuation of 12 months for a covered executive if his or her employment with the Company is terminated by the Company for any reason other than cause.

   The Change of Control agreements with other senior level executives, including Messrs. Chapman, Thomas and Lemmer, entitle the executive, but only in the event of a termination of employment by the Company without cause or by the executive for Good Reason within two years of a Change of Control, to substantially the same benefits provided to Mr. Hix under his employment agreement in the event of a Change of Control, except that under these agreements a Change of Control resulting from a merger or consolidation does not occur unless the Company's stockholders own less than 60% of the outstanding voting securities of the surviving or resulting corporation or entity.

OTHER BUSINESS
                    -----------------------------------------------------------

   The Board does not know of any business that will properly come before the Meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

OTHER INFORMATION
                        -------------------------------------------------------

Security Ownership of Certain Beneficial Owners

   The following table lists the stockholders known by the Company to have been the beneficial owners of more than five percent of the Common Stock outstanding and entitled to be voted at the Meeting as of December 31, 2000:

                                                           Shares of Percent of
                                                            Common     Common
  Name and Address of Beneficial Owner                       Stock     Stock
-------------------------------------------------------------------------------
  FMR Corp. (1)........................................... 8,093,380   14.999
   82 Devonshire Street
   Boston, MA 02109-3614

  Massachusetts Financial Services Company (2)............ 4,113,516      7.6
   500 Boylston Street
   Boston, MA 02116

  AIM Management Group Inc. (3)........................... 3,923,886      7.3
   11 Greenway Plaza, Suite 100
   Houston, Texas 77046

  J.P. Morgan & Co., Incorporated (4)..................... 2,770,778      5.1
   60 Wall Street
   New York, NY 10260


(1) According to a Schedule 13G/A filed with the Securities and Exchange Commission (the "SEC") by FMR Corp., as of December 31, 2000, Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 7,882,810 shares or 14.609% of Common Stock. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 7,882,810 shares owned by the Funds, but neither FMR Corp nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by the Fidelity Funds. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 210,570 shares or 0.390% of Common Stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 210,570 shares and sole power to vote or to direct the voting of 178,270 shares, and no power to vote or to direct the voting of 32,300 shares owned by the institutional account(s).
(2) According to a Schedule 13G filed with the SEC, dated February 12, 2001, Massachusetts Financial Services Company had sole voting power over 4,005,746 shares of Common Stock and sole dispositive power over 4,113,516 shares of Common Stock.
(3) According to a Schedule 13G filed with the SEC, dated February 9, 2001, by AIM Management Group Inc., on behalf of itself and its wholly-owned subsidiaries, AIM Advisors, Inc., AIM Capital Management, Inc. and AIM Private Asset Management, Inc., AIM Management Group Inc. had sole voting power and sole dispositive power over 3,923,886 shares of Common Stock.
(4) According to a Schedule 13G filed with the SEC by J.P. Morgan, dated February 14, 2001, J.P. Morgan had sole voting power over 2,178,602 shares of Common Stock, shared voting power over 6,668 shares, sole dispositive power over 2,688,806 shares and shared dispositive power over 7,730 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act of 1934 requires directors and officers of the Company, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership on Form 3 and changes in such ownership on Forms 4 and 5. Based on its review of the copies of such reports, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2000, its executive officers, directors and stockholders with holdings greater than ten percent complied with all applicable filing requirements.

Independent Public Accountants

   During the year ended December 31, 2000, Ernst & Young LLP was employed to perform the annual audit and to render other services.

   Representatives of Ernst & Young LLP will be present at the meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the financial statements incorporated by reference in the Company's Form 10-K. Representatives of Ernst & Young LLP will have the opportunity to make a statement, if they desire to do so.

   Selection of the Company's independent public accountants each year is done at the November meeting of the Board of Directors for such year. The Company expects to employ Ernst & Young LLP to perform the annual audit for this year.

Stockholder Nominations and Proposals for the 2001 Annual Meeting

   In order for a stockholder to be eligible to submit a nomination or proposal to the Meeting the stockholder must (1) be a stockholder of record when submitting a nomination or proposal and on the record date, and (2) comply with the Company Bylaw provisions on timely notice and proper form.

   The Bylaws, in their pertinent parts, provide:

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders [May 10, 2001]..., [and]

     To be in proper written form, a stockholder's notice to the Secretary [of a director nomination] must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     To be in proper written form, a stockholder's notice [of a proposal] to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Stockholder Proposals for Inclusion in the 2002 Proxy Statement

   Stockholders' proposals intended to be included in the Company's 2002 Proxy Statement and presented at the 2002 Annual Meeting should be sent by certified mail, return receipt requested, and must be received by the Secretary of the Company at its principal executive offices on or before November 23, 2001, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. In order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the Company's securities, beneficially or of record, entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting. Additionally, your proposal must meet the requirements for stockholder proposals set out in the preceding section and the proxy rules of the Securities and Exchange Commission.

SOLICITATION OF PROXIES
                              -------------------------------------------------

   The Company has provided proxy materials to banks, brokers, and other financial fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of Common Stock. In addition, solicitation of proxies may be made by directors, officers or employees of the Company. The cost of soliciting proxies and related services will be borne by the Company.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON
FORM 10-K
            -------------------------------------------------------------------

   Copies of Cooper Cameron's Annual Report to Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, are available without charge to stockholders as of the Record Date upon written request to the Investor Relations Department, Cooper Cameron Corporation, 515 Post Oak Boulevard, Suite 1200, Houston, Texas 77027.

                                          By Order of the Board of Directors,

                                          /s/ William C. Lemmer
                                          William C. Lemmer
                                          Vice President, General Counsel and
                                           Secretary

March 23, 2001

                                                                     APPENDIX A

                                    CHARTER
                                    OF THE
                                AUDIT COMMITTEE
                                    OF THE
               BOARD OF DIRECTORS OF COOPER CAMERON CORPORATION

1. Organization

   The Audit Committee of the Board of Directors shall be comprised of at least three independent directors. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Satisfaction of the accounting and financial requirements shall be determined by the Board in its business judgment, in accordance with the rules of the New York Stock Exchange.

2. Statement of Purpose

   The purpose of the Audit Committee is to provide assistance to the Board in:

     a. its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

     b. its oversight of the Company's financial statements and the independent audit thereof;

     c. selecting, evaluating and, where deemed appropriate, replacing the independent accountants who serve as outside auditors; and

     d. evaluating the independence of the outside auditors.

   The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing function are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from whom it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

3. Duties and Powers

   The Audit Committee will have the following duties and powers:

     a. with respect to the outside auditors

       (i) To review and recommend to the Board the outside auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries;

       (ii) To have a clear understanding with the outside auditors that they are ultimately accountable to the Board and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services;

       (iii) To review the non-audit services and related fees provided by the outside auditors; and

       (iv) To obtain from the outside auditors on an annual basis, a written communication delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board Standard No. 1, (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement as to Independence), discuss with the outside auditors the nature and scope of any disclosed relationships and non-audit services which may have been provided that might impact the outside auditors' objectivity and independence, and recommend that the Board take appropriate action in response to the Statement as to Independence and this discussion to satisfy itself of the continuing independence of the auditors.

     b. with respect to the internal auditors

       (i) To review and concur with management's appointment, termination, or replacement of the director of internal audit;

       (ii) To consider and approve, in consultation with management, the charter of the internal audit function, revisions to the prior year's planned scope and the planned scope of internal audit procedures for the following year; and

       (iii) To advise the director of the internal auditing function that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing function and management's responses thereto.

     c. with respect to financial reporting principles and policies and internal control and procedures

       (i) To review with the independent auditors and management of the Company the scope of the proposed audit and timely quarterly reviews for the current year, the procedures to be utilized and the compensation of the independent auditors;

       (ii) To advise management, the internal auditor and the outside auditors that they are expected to provide the Audit Committee with a timely analysis of significant financial reporting issues and practices and control risks or exposures determined during the course of the audit and with the steps management has taken or plans to take to address such issues and practices and to minimize such risks and exposures;

       (iii) At the completion of the annual audit:

         (a) To review with management and the outside auditors the financial statements to be contained in the annual report to stockholders to determine that the outside auditors are satisfied with the disclosure and content of the financial statements;

         (b) To consider any reports or communications (and management's and/or the internal auditor's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61, discuss any other matters required to be communicated to the Committee by the auditors, and review with management and the outside auditors their judgments about the appropriateness, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements;

         (c) To review with the outside auditors their audit of the financial statements and the report thereon, any significant changes made in the approved scope of the independent auditor's audit plan, any serious difficulties or disputes with management encountered during the course of the audit including any restrictions on the scope of their work or access to required information, and other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards;

          (d) To consider and review with management, the outside auditors and the Company's internal auditor:

                 i. The adequacy of the Company's internal controls including computerized information system controls and security; and

                 ii. Any related significant findings and recommendations of the outside auditors and/or the internal auditor together with management's responses thereto;

       (iv) To provide sufficient opportunity for the internal and outside auditors to meet with the members of the Audit Committee without members of management present and discuss the outside auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the outside auditors received during the course of the audit; and

       (v) To obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

     d. with respect to financial statements and reports

       (i) To review the quarterly financial statements and related press releases with management and the outside auditors prior to the filing of the Form 10-Q and issuance of the press release, to determine that the outside auditors do not take exception to the disclosure and content of the financial statements or results, and discuss any other matters required to be communicated to the Committee by the auditors (the chair of the Committee may represent the entire Committee for purposes of this review);

       (ii) To review any report required by the rules of the Securities and Exchange Commission to be included in the Company's proxy statement for its annual meeting of stockholders; and

       (iii) To review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

     e. with respect to the Board

        (i) To obtain the full Board's approval of this Charter and review and reassess this Charter at least annually;

       (ii) To report Committee actions to the Board with such recommendations as the Committee may deem appropriate;

       (iii) To conduct or authorize investigations into any matters within the Committee's scope of responsibilities, and to retain independent counsel, accountants, or others to assist it in the conduct of any investigation; and

       (iv) To perform such other functions as assigned by law, the Company's charter or bylaws or the Board.

4. Meetings

   The Audit Committee shall meet no less than two times each year. Other meetings may be held at the discretion of the Audit Committee. The Audit Committee should meet separately at least annually with each of the management, the director of internal auditing and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately.

                          COOPER CAMERON CORPORATION
                   Proxy for Annual Meeting of Stockholders
                                 May 10, 2001
                 Solicited on Behalf of the Board of Directors
P
R The undersigned stockholder of Cooper Cameron Corporation ("Cooper Cameron") O appoints each of Sheldon R. Erikson and William C. Lemmer, proxy, with full
X  power of substitution, to vote all shares of stock which the stockholder
Y would be entitled to vote if present at the Annual Meeting of Stockholders of Cooper Cameron on Thursday, May 10, 2001, at 10:00 a.m. (central time) at the Omni Houston Hotel, Four Riverway, Houston, Texas, and at any adjournments thereof, with all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.

   THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR (LAMAR NORSWORTHY AND MICHAEL E. PATRICK), AND IN THE DISCRETION OF THE PROXY ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

   This card also constitutes voting instructions for any shares held for the stockholder in the Cooper Cameron Retirement Savings Plan and Cooper Cameron sponsored Individual Account Retirement Plans, as described in the Notice of Meeting and Proxy Statement.


   Comments:                         (Please sign and date on the reverse side)

   --------------------------------

   --------------------------------

   (If you have written in the above space, please mark           SEE REVERSE
   the "comments" box on the reverse side of this card.)            SIDE

--------------------------------------------------------------------------------
                           .  FOLD AND DETACH HERE .



                          COOPER CAMERON CORPORATION
                        ANNUAL MEETING OF STOCKHOLDERS
                                  10:00 A.M.
                                 MAY 10, 2001

                            THE OMNI HOUSTON HOTEL
                                FOUR RIVERWAY
                                HOUSTON, TEXAS

        Agenda
        .  Call to order
        .  Introduction of Directors and Officers
        .  Nomination and Voting for Directors
        .  Chairman's Report
        .  General Question and Answer Period

        THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.

[X]  PLEASE MARK YOUR                                                                                                   5973
     VOTES AS IN THIS
     EXAMPLE.


                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

        FOR  WITHHELD    ELECTION OF DIRECTORS                          Comments
        [_]    [_]       Nominees:  01. Lamar Norsworthy                (see reverse)     [_]
                                    02. Michael E. Patrick

1. To withhold your vote for any nominee(s), write the name(s) here:    I plan to attend
                                                                        the meeting.      [_]
--------------------------------------------------------------------

2. To transact such other business as may properly come before the      FOR   AGAINST  ABSTAIN
   meeting and any adjournments thereof.                                [_]     [_]      [_]


                                                                     Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                     ---------------------------------------------------------------

                                                                     ---------------------------------------------------------------
                                                                        SIGNATURE (S)                                   DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                     .  FOLD AND DETACH HERE .


                             [COOPER CAMERON LOGO]

                  INTERNET AND TELEPHONE VOTING INSTRUCTIONS

You may use the internet or telephone to vote your shares electronically, 24 hours per day, 7 days a week. To access the internet or telephone voting system, you must use the control number printed in the box above.

TO VOTE BY INTERNET:

Log on to http://www.eproxyvote.com/cam. Follow the instructions on the screen.

TO VOTE BY PHONE:

Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683). Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-536-8073.
Use the Control Number located in the box above. Follow the recorded instructions.